UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

VICURON PHARMACEUTICALS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note: The following is an English translation of the Notice of Annual Meeting of Stockholders, which Vicuron published in an Italian newspaper of national circulation on April 15, 2005 (Italian time) as required by the rules of the Italian exchange:

Registered Office 1209 Orange Street

Wilmington, Delaware, U.S.A.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Vicuron Pharmaceuticals Inc., will be held in the United States on Friday, May 20, 2005 at 10:00 a.m. local time The Villanova Conference Center at 601 County Line Road, Radnor, Pennsylvania, 19087 for the purposes of considering and acting upon the following matters:

1.	the election of two directors to the board of directors to hold office until the 2008 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	a proposal to approve the amendment to Vicuron Pharmaceuticals Inc.’s 2001 Stock Option Plan as more fully described in the proxy statement;

3.	a proposal to ratify the audit committee’s selection of PricewaterhouseCoopers LLP as independent public auditors for the fiscal year ending December 31, 2005; and

4.	the transaction of such other business as may properly come before the meeting or any adjournments or postponements that may take place.

Holders of record of Vicuron Pharmaceuticals common stock at the close of business on April 7, 2005 will be entitled to notice of and to vote at the annual meeting. Each holder of record of our common stock on the record date will be entitled to one vote per share on each matter to be voted upon at the annual meeting. The election of each director is considered to be a separate matter.

All of our Italian stockholders are cordially invited to attend our annual meeting in the United States. If you hold Vicuron Pharmaceuticals stock in Italy through Monte Titoli, your broker is required by Italian law to provide you with a Certification of Participation in the Italian Central Depository System, which we refer to as your “Certification.” If you wish to attend our annual meeting and vote in person, please present your Certification at the door. Alternately, if you would like to vote by mail, you must obtain an Italian proxy card. If you did not receive an Italian proxy card with this proxy statement, you may print one from our Internet site at www.shareholder.com/vicuron/2005annualstockholdersmeeting.cfm. Please mark your votes on the Italian proxy card and return it and your Certification by mail to the address shown on the card by the deadline shown on the card. Your name, as you write it on your Italian proxy card must exactly match your name, as printed on your Certification.

A copy of the proxy statement has been made available at the Borsa Italiana’s offices and at the Vicuron Pharmaceuticals Inc.’s Italian offices, as well as on the SEC website (http://www.sec.gov).